EXHIBIT 3.3



                    BYLAWS OF HANDY HARDWARE WHOLESALE, INC.

                               REVISED May 9, 2001


                                   BY-LAWS OF

                         HANDY HARDWARE WHOLESALE, INC.
                          -----------------------------

                              Approved May 9, 2001

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

1. PLACE: All meetings of shareholders shall be held at the offices of the Corporation in the City of Houston, Harris County, Texas, or at such other place as may be designated from time to time by the Board of Directors.

2. ANNUAL MEETING: An annual meeting of the shareholders shall be held at such date and time as may be designated by the Board of Directors. If for any year the Board of Directors does not designate a time and date for the annual meeting of the shareholders, such annual meeting shall be held on the second Wednesday of May of that year, or the next calendar day following, if such day is a legal holiday.

2.(A) ORDER OF BUSINESS AT ANNUAL MEETING: The order of business at all meetings shall be as follows:

                   (1)    Calling of meeting to order
                   (2)    Determination of quorum
                   (3)    Reading of and approval of minutes of previous meeting
                   (4)    Report of management
                   (5)    Announcements and special ceremonies
                   (6)    Election of directors
                   (7)    Disposal of unfinished business
                   (8)    Call for new business
                   (9)    Adjournment

          With the provision that the order of business may be suspended by two-thirds (2/3) vote of the qualified voting stockholders present.

3. SPECIAL MEETINGS: Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting so called.




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3.(A)     ORDER OF BUSINESS AT SPECIAL MEETINGS: The following order of business shall prevail at all special meetings:

          (1)    Calling of meeting to order
          (2)    Determination of quorum
          (3)    Transaction of business for which the special meeting is called
          (4)    Adjournment

4. NOTICE OF MEETINGS: Written or printed notice stating the place, day, and hour of the annual meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by mail or facsimile, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address, as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid.

5.        FIXING  RECORD  DATE FOR  DETERMINATION  OF  SHAREHOLDERS  ENTITLED TO
          NOTICE OF AND TO VOTE AT SHAREHOLDERS' SPECIAL MEETING: The record time and date for the determination of shareholders entitled to notice of and to vote at any shareholder meeting, shall be the close of business on the sixtieth (60th) calendar day immediately preceding such meeting.

6. VOTING LIST: The officer or agent having charge of the Corporation's Stock Transfer Books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original Stock Transfers shall be prima facie evidence, as to who are the shareholders entitled to examine such list or Transfer Books, and to vote at any meeting of shareholders.

7. QUORUM: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote, and thus represented at a meeting at which a quorum is present, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law.




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8.        VOTING  OF  SHARES:  Holders  of  Class  "A"  Common  Shares  in  this
          Corporation, shall be entitled to one (1) vote for each and every Class "A" Common Share standing in his, her or its name, at any and all meetings of the shareholders of the Corporation. No holder of Preferred or Class "B" Common Shares shall be entitled to cast any vote on account of ownership or any such Preferred or Class "B" Common Shares.

8.(A)    Treasury  shares  and shares of stock  held by this  Corporation  in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

8.(B)     A  shareholder  may vote,  either in  person or by proxy  executed  in writing by the shareholder, or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable, unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

8.(C) Shares held by an administrator, executor, guardian or conservator, may be voted by him, so long as such shares forming a part of an estate, are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

8.(D) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his name, if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed.

8.(E) A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

9. METHOD OF VOTING: Voting on any question, or in any election may be by voice vote or show of hands, unless the presiding officer shall order, or any shareholder shall demand, that voting be by written ballot.

10. RULES OF PROCEDURE: To the extent applicable, Robert's Rules of Order shall govern the conduct of and procedure at all shareholders' meetings.

11. WAIVER BY UNANIMOUS CONSENT IN WRITING: Any action required to be, or which may be taken at a meeting of the shareholders, may be taken without a meeting of the shareholders if a Consent in Writing setting




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          forth the action so taken,  shall be signed by all ofthe  shareholders entitled to vote with respect to the subject matter thereof, and then delivered to the Secretary of the Corporation for inclusion in the minute book of the Corporation.

                                   ARTICLE II

                                    DIRECTORS

1. MANAGEMENT: The business and affairs of the Corporation shall be managed by a Board of Directors.

2. NUMBER: The number of directors of the Corporation shall be ten (10), nine (9) of whom shall be elected from among the stockholders of the Corporation and one (1) of whom shall be the President of the Corporation. The number of directors may be increased or decreased, from time to time, by amendment of these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

3. ELECTION AND TERM OF OFFICE: Directors shall be elected for three-year terms, and three (3) directors shall be elected at each annual meeting of the shareholders, provided that the director who is the President of the Corporation, shall be elected at each annual meeting of the shareholders. Unless removed in accordance with these By-Laws, each director shall hold office for the term for which he is elected and until his successor shall have been elected.

3.(A) NOMINATION OF DIRECTORS: Nominations for the office of director of the Corporation shall be made either (1) by the Nominating Committee as provided in Article II, Section 15.(B)(2) of these By-Laws, or (2) by petition signed by ten percent (10%) of the Class "A" Common stockholders; provided that, however, such nominations by petition must be registered with the Secretary of the Corporation not later than fifteen (15) days prior to the annual meeting at which such nominations are to be made. A list of nominations made by the Nominating Committee, shall be mailed to all qualified stockholders, not later than thirty (30) days prior to the annual meeting at which such nominations are to be made. No person shall be eligible to hold office of director of the Corporation unless he is nominated in accordance with the provisions of this Section.

4. REMOVAL: Any director may be removed from his position as director, either with or without cause, at any annual or special meeting of the shareholders, provided, that notice of intention to act upon the question of removing such director, shall have been stated as one (1) of the purposes of such meeting.

5. VACANCY: A particular directorship shall be considered to be vacant upon the happening of any one (1) of the following events:

               (1) Death of the person holding such directorship.



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               (2) Resignation of the person holding such directorship.
               (3) Refusal of a person elected to a directorship to manifest his assent to serve.
               (4) Removal of a director at a special shareholders' meeting, as provided in Section 4 of this Article of these By-Laws.

6. FILLING OF VACANCY: Any vacancy occurring in the Board of Directors, shall be filled at the next meeting of the Board of Directors, following the occurrence of such vacancy. Such vacancy, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in such directorship.

7.             ELECTION TO NEW DIRECTORSHIP: In the event of the creation of one
               (1) or more new directorships, by amendment of these By-Laws, then any directorship to be filled by reason of such an increase in the number of directors, shall be filled by election at an annual meeting of the shareholders, or a special meeting of the shareholders called for that purpose.

8. QUORUM: A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present, at a meeting at which a quorum is present, shall be the act of the Board of Directors unless otherwise specifically required by law or by these By-Laws.

9. REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held no less frequently than quarterly during each calendar year, provided, however, that the meeting in the second quarter of each calendar year shall be held not later than thirty
               (30) days after the annual meeting of the stockholders, at which time the newly elected members of the Board of Directors will assume office. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

10. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called, by or at the request of the President, the Chairman of the Board, or any two (2) directors. Notice of a special meeting shall be in writing, and delivered for transmission to each of the directors, not later than during the third (3rd) day immediately preceding the day for which such meeting is called. Notice of any special meeting may be waived in writing, signed by the person or persons entitled to such notice; such waiver may be executed any time before or after the time herein specified for the giving of such notice, but not later than the time specified in such notice for the holding of such special meeting. Attendance of a director at a special meeting shall constitute a Waiver of Notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, or the meeting is not lawfully called or convened.



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11.            PLACE OF MEETINGS:  Meetings of the Board of  Directors,  for any
               purpose, may be held at the principal place of business of the Corporation, or at such other place as shall be stated in the notice of the meeting, or in a duly executed waiver of the notice thereof.

12. NO STATEMENT OF PURPOSE OF MEETING REQUIRED: Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

13. COMPENSATION: Directors, as such, shall not receive any stated salary for their service, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, or receiving compensation therefor.

14. EXECUTIVE COMMITTEE: The Board of Directors, by a resolution adopted by a majority of the number of directors fixed by the By-Laws, shall designate two (2) directors to serve as an Executive Committee, with the Chairman of the Board, which committee shall have all the authority of the Board of Directors, to review and pass upon the recommendation of the Administration Committees, as hereinafter described, but the Executive Committee shall have no authority to act where action of the Board of Directors is specified by the Texas Business Corporation Act, or other applicable law. The designation of an Executive Committee, and the delegation thereto of authority, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon him by law.

15. ADMINISTRATION COMMITTEE: The Chairman of the Board shall appoint, after each annual shareholders' meeting, a chairman (who shall be a director of the Corporation and who shall be a member of any such committee for all purposes, including voting) and members (who shall be shareholders of the Corporation) of the hereinafter described administration committees. There is no limitation as to the number of said committees on which any one
               (1) director or shareholder may serve. Should a vacancy occur in one (1) or more of said committees, the Chairman of the Board will appoint a successor chairman or member to serve for the unexpired term of the predecessor chairman or member. A vacancy shall be deemed to have occurred upon the happening of any one
               (1) of the following events:

                    (1) Removal of a chairman or member by action of a majority of the Board of Directors.

                    (2)    Death of a chairman or member.

                    (3) Refusal or failure of a person appointed as a chairman or a member to serve.




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                    (4) Resignation of a chairman or member.

15.(A) All meetings of the administration committees shall be held at the principal place of business of the Corporation, or at any other place specified by the committee chairman. A committee meeting may be called by the chairman of that committee or at the request of the Chairman of the Board. Notice of such a meeting may be given either in writing or verbally, shall not be given less than three (3) days before the date of the meeting, and the place of meeting shall be specified in the notice. Neither, the business proposed to be transacted, nor the purpose of any meeting of a committee, need be specified in the notice.

15.(B)    The administration committees and their duties are as follows:

               (1) BUDGET AND FINANCE COMMITTEE: This committee shall be composed of the Chairman of the Board of Directors of the Corporation and two (2) additional committee members, who are members of the Corporation's Board of Directors. The duties of this committee are to review the annual operating budget of the Corporation and make recommendations where appropriate and to meet with management of the Corporation to discuss, counsel and advise management in financial matters of major importance to the financial welfare of the Corporation.

               (2) NOMINATING COMMITTEE: This committee shall be composed of a chairman and three (3) additional committee members. The duty of this committee is to select the names of three (3) nominees for directors, to be presented at the annual shareholders' meeting of the Corporation. The committee will meet not earlier than ninety
               (90) days before, nor later than thirty (30) days before, the annual shareholders' meeting. The committee chairman shall place the names of the nominees, for directors of the Corporation, before the annual shareholders' meeting.

               (3) ADVERTISING AND DEALER SERVICES COMMITTEE: This committee shall be composed of a chairman and five (5) additional committee members, who are not required to be directors of the Corporation. The duties of this committee are to assist, counsel and coordinate with the Corporation's management, to plan dealer advertising programs and to meet with management of the Corporation to discuss and counsel in the selection of major lines of merchandise.

               (4) SPECIAL COMMITTEES: These committees are to be appointed by the Chairman of the Board as the need arises. These committees are temporary and will function until dissolved by the Chairman of the Board at the completion of their designated duties.




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                                   ARTICLE III

                                    OFFICERS

1. DESIGNATION: The officers of the Corporation shall consist of a Chairman of the Board, Vice-Chairman of the Board, President, Vice-President, Secretary and Treasurer. The Board of Directors may also elect an Assistant President, additional Vice
               Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person except that the offices of President and Secretary may not be held by the same person.

2. ELECTION AND TERM OF OFFICE: The officers of the Corporation shall be elected annually by the Board of Directors, at the first meeting of the Board of Directors, held after each annual meeting of shareholders, or as soon thereafter as convenient, as vacancies may be filled or new offices filled, at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or shall have been removed in the manner herein provided.

3. REMOVAL: Any officer or agent, elected or appointed by the Board of Directors, may be removed by the Board of Directors, whenever in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. VACANCIES: A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5. CHAIRMAN OF THE BOARD: The Chairman of the Board shall appoint the chairman and the members of the administration committee established pursuant to the By-Laws of the Corporation. He shall preside at all meetings of the shareholders of the Corporation. He shall be the chairman of the executive committee and shall serve as ex-officio member of all special and regular committees, without vote. He shall receive all reports and findings of the administration committees and transmit such reports and findings to the Board of Directors. He shall have such other powers and duties, as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.(A) VICE-CHAIRMAN OF THE BOARD: In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice-Chairman of the Board shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The Vice-Chairman of theBoard shall perform such other duties, as from time to time may be assigned to him, by the Board of Directors.



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6.             PRESIDENT:  The President shall be the Chief Executive Officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation. He may, if so authorized by the Chairman of the Board, preside at meetings of shareholders. He shall sign, with the Secretary, certificates for
               shares  of  the  Corporation,   any  deeds,   mortgages,   bonds,
               contracts, or other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated, by the Board of Directors, to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, he shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors, from time to time. The President shall not be a member, nor sit with the nominating committee.

7. VICE-PRESIDENT: In the absence of the President, or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one [1] Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice-President shall perform such other duties, as from time to time may be assigned to him, by the President or by the Board of Directors.

8. SECRETARY: The Secretary shall (a) keep the minutes of the shareholders and of the Board of Directors meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares, prior to the issue thereof, and to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the Post Office address of each shareholder; (e) sign with the President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the Stock Transfer Books of the Corporation; (g) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him, by the President or the Board of Directors.

9. TREASURER: The Treasurer shall have a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories




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               as shall be selected by the Board of  Directors;  (b) in general, perform all the duties  incident to the office of Treasurer,  and
               (c) such other duties as from time to time may be assigned to him by the Board of Directors.

10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS: The assistant secretaries, as thereunto authorized by the President, may sign with the President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectfully give bonds for the faithful discharge of their duties, in such sums and with such sureties as the President or Board of Directors shall determine.

11. SALARIES: The salaries of the officers shall be fixed from time to time, by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1. CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. LOANS: No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

4. DEPOSITS: All funds of the Corporation, not otherwise employed, shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATED AND UNCERTIFICATED SHARES: The shares of the Corporation may be certificated, or the Board of Directors may provide by resolution or resolutions that any or all classes or series of the capital stock of the Company shall be




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Page 11 of 14 Pages

               uncertificated stock, provided that any such resolution shall not apply to shares of stock previously issued and represented by a certificate until such certificate is surrendered to the
               Corporation. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

1.(A) ISSUANCE OF CERTIFICATED SHARES: Certificates for shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President, or Vice-President and by the Secretary, or a facsimile of such signature(s) and shall be sealed with the seal of the Corporation, or a facsimile thereof. All certificates for shares shall be consecutively numbered and otherwise identified in conformity with law. The name of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the books of the Corporation.

1.(B) ISSUANCE OF UNCERTIFICATED SHARES: The name of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the books of the Corporation. No more than sixty (60) days after the date of issuance of uncertificated shares, the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 1.(A) of this Article of these By- Laws and with such additional information as may be required by law.

2. TRANSFERS OF SHARES: Transfers of shares of the Corporation shall be made only on the books of the Corporation, by the holder of record thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation. The person, in whose name shares stand on the books of the Corporation, shall be deemed the owner thereof for all purposes as regards the Corporation.

2.(A) TRANSFERS OF CERTIFICATED SHARES: No certificate will be issued to replace any existing certificate for shares which is lost, destroyed, mutilated, transferred or surrendered. Instead, the name of the person to whom the shares represented thereby are to be transferred, with the number and class of shares and date of transfer, shall be entered on the books of the Corporation, which shall not occur until the certificate representing the shares to be transferred is surrendered and canceled, or, in case of a lost, destroyed, or mutilated certificate, upon the terms and based upon such indemnity to the Corporation as the Board of Directors may prescribe.

2.(B) TRANSFERS OF UNCERTIFICATED SHARES: Upon delivery to the Corporation of an instruction originated by an appropriate person and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require, the Corporation shall record the transaction upon its




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Handy By-Laws
Revised May 9, 2001
Page 12 of 14 Pages

               books, and shall send to the new registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 1.(A) of this Article of these By-Laws and such additional information as may be required by law.

3. PRE-EMPTIVE RIGHTS: No holders, of any class of shares authorized to be issued by this Corporation, shall have any pre-emptive rights to subscribe to any class of shares issued or which may be issued.

4. LIMITATION ON OWNERSHIP OF VOTING SHARES: No shares of voting stock, nor any security convertible into or carrying options or warrants to purchase any class of voting stock, shall be issued to, or owned by, any person who is not engaged in the retail sales of goods and merchandise. The Corporation shall not issue, nor shall any person retain, more than the ten (10) shares of Class "A" Common stock of the Corporation at any time. Any disposition, or attempted disposition of the Class "A" Common stock of the Corporation, voluntary or involuntary, by operation of law or otherwise, in violation of one (1) or both of the preceding limitations, shall be null and void and no such disposition, or attempted disposition, shall entitle any person to have any of said shares transferred on the books of the Corporation, or to claim or assert any of the rights of a stockholder of the Corporation, unless the Corporation shall have been afforded a proper opportunity to exercise its option, pursuant to Article VI, Section 1 of these By-Laws, for the purchase of said shares, and shall have failed to exercise its option within the time limit therein.


                                   ARTICLE VI

                RESTRICTIONS ON TRANSFERABILITY OF COMMON SHARES

1. RESTRICTIONS ON TRANSFERABILITY OF COMMON SHARES: If any shareholder, during his lifetime, desires to make any transfer, whether in the form of sale, gift, or otherwise, of any of his Class "A" Common shares issued by this Corporation, such shareholder shall first offer, in writing, to sell such shares to the Corporation for a sum of money equal to not less than par value of such shares. The Corporation shall, notwithstanding any other time limitation sought to be expressed in such offer, have thirty (30) days after receipt of such offer in which to purchase all or any part of such shares, but the Corporation shall have no obligation to purchase.

1.(A) Promptly after receipt of such offer, the Secretary or such other officer of the Corporation who first acquires knowledge of the receipt of such offer, shall notify the President of the Corporation of the fact of receipt of such offer, and the President shall present such offer at the next meeting of the Board of Directors of the Corporation, to determine whether the Corporation then may legally purchase any of such shares, and if it be determined that it may then legally do so, to consider and




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Handy By-Laws
Revised May 9, 2001
Page 13 of 14 Pages

               act upon the advisability of purchasing all or any part of such shares as it may then legally purchase. If the Board of Directors, in such meeting, determines that the Corporation may legally purchase any of such shares, and also then determines that it shall, so resolve and instruct the appropriate officials of the Corporation to take all necessary steps to communicate the fact of such Board action to the offering shareholder, and to fully effectuate the purchase by the Corporation of such number of shares as are so resolved to be purchased from the offering shareholder.

1.(B) The death of any person owning any Class "A" Common shares issued by this Corporation, shall for purposes of this Article, be deemed an offer by such person to sell such shares to the Corporation, in compliance with and pursuant to the terms of this Article, and within sixty (60) days after the appointment and qualification of the executor or administrator of such deceased shareholder's estate, the said personal representative shall proceed to comply with the provisions of Sections 1. and 1.(A) of this Article of these By-Laws, and shall comply therewith, before any of the shares issued by this Corporation owned by such decedent at the time of his death, shall be free from the restrictions on transferability hereinabove set forth.

                                   ARTICLE VII

                                   FISCAL YEAR

     The Fiscal Year of the Corporation shall begin on the first day of January, in each year, and end on the 31st day of December, in each year.


                                  ARTICLE VIII

                                    DIVIDENDS

     The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                      SEAL

     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation.




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Handy By-Laws
Revised May 9, 2001
Page 14 of 14 Pages

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

     The By-Laws may be amended, by a majority vote of the shareholders, at any annual meeting of the shareholders; or if notice of a proposal to amend, and the respect in which they are proposed to be amended is given, in any call of a special meeting of shareholders at such special meeting; provided that however, no amendment can be proposed, at either an annual meeting or a special meeting, unless first submitted to the Board of Directors or the Secretary of the Corporation as hereinafter provided. Any proposals, for the amendment of the By-Laws, may be presented to the Board of Directors, by any Class "A" Common stockholder, for the consideration of the Board. If the Board approves the proposed amendment, it shall adopt a resolution setting forth the proposed amendment, and directing that it be submitted to a vote of the shareholders at their next annual meeting, or at a special meeting called pursuant to Article I,
Section 3 of these By-Laws. If the Board fails to approve a proposed amendment, such proposal may be submitted to the stockholders at their next annual meeting (as hereinafter provided) or at a special meeting upon the written request of ten percent (10%) of the Class "A" Common stockholders of the Corporation; such special meeting to be called within twenty (20) days of the Corporation's receipt of the request, which request must be signed by such ten percent (10%) of the Class "A" Common stockholders. Proposals, for amendments to the By-Laws, may be submitted to a regular annual meeting of the stockholders if a petition requesting such proposed amendments, signed by ten percent (10%) of the Class "A" Common stockholders of the Corporation, is registered with the Secretary of the Corporation no less than thirty (30) days prior to such regular annual meeting.

                                   ARTICLE XI

                              EXECUTION OF BY-LAWS

     Acceptance of shares of stock in the Company, by a shareholder, shall constitute his express agreement to comply with and abide by the By-Laws.

     THESE BY-LAWS APPROVED AND ADOPTED as of this, the 9th day of May, 2001.


                                          /s/James D. Tipton
                                          --------------------------------------
                                          James D. Tipton, President


                                          /s/Tina S. Kirbie
                                          --------------------------------------
                                          Tina S. Kirbie, Secretary